Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference, in this Registration Statement of Destination Television, Inc. on Form S-8, of my report dated February 13, 2008, appearing in Form 10-KSB for the period ended October 31, 2007.

Patrick Rodgers, CPA, PA
Altamonte Springs, Florida

/s/ Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA
February 21, 2008